UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

Home Products International, Inc.

(Exact name of registrant as specified in its chapter)

Delaware	0-17237	36-4147027
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4501 West 47th Street, Chicago, IL	60632
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (773) 890-1010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 22, 2004, James R. Tennant, the Chief Executive Officer and Chairman of the Board of Directors of Home Products International, Inc., a Delaware corporation (the “Company”), submitted a letter to the Company setting forth his intention to resign as an employee of the Company (including as Chief Executive Officer and Chairman of the Board of Directors of the Company), as of the consummation of the transaction contemplated by the Acquisition Agreement, dated as of October 28, 2004, by and between the Company and Storage Acquisition Company, L.L.C. (“Storage”), pursuant to which Storage has commenced a tender offer for all of the outstanding shares of the Company’s common stock, for $2.25 per share in cash. Mr. Tennant also sets forth in the letter the payments and other benefits to which he claims he will be entitled upon such resignation pursuant to the terms of his Employment Agreement with the Company, dated as of May 19, 1999, as amended by Amendment No. 1 to Employment Agreement, dated as of October 14, 1999, and as amended by Amendment No. 2 to Employment Agreement, dated as of December 15, 1999, and pursuant to other Company plans and policies. A copy of Mr. Tennant’s letter is attached hereto as Exhibit 99.1, and the description contained herein is qualified in its entirety by the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description of Exhibit
99.1	Notice of Intent to Resign, dated November 22, 2004, from James R. Tennant to Home Products International, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2004

HOME PRODUCTS INTERNATIONAL, INC.
By:	/s/ James E. Winslow
James E. Winslow
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Notice of Intent to Resign, dated November 22, 2004, from James R. Tennant to Home Products International, Inc.